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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                AOA CAPITAL CORP

         AOA Capital Corp is a corporation organized under Minnesota Statutes Chapter 302A.


                                   ARTICLE I.
                           CORPORATE OFFICES AND SEAL

         Section 1.01. Offices. The corporation may have offices within the State of Minnesota or at such other place as the Board of Directors may from time to time appoint or the business of the corporation may require.

         Section 1.02. Corporate Seal. If so directed by the Board of Directors, the corporation may use a corporate seal; however, failure to use the seal shall not affect the validity of any document executed on behalf of the corporation. The seal need only include the word "Seal", but it may include, at the discretion of the Board, the name of the corporation and the words "Corporate Seal, Minnesota".


                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Regular Meetings. Regular meetings of shareholders may be called by the President, the Secretary, the Board of Directors, or by shareholder demand in accordance with Section 2.04. At any regular meeting of shareholders, there shall be an election of qualified successors for directors who serve for an indefinite term of office or whose terms have expired. Any business appropriate for action by the shareholders may be transacted at a regular meeting. Regular meetings may be held no more frequently than once per year. No meeting shall be designated a regular meeting unless specifically described as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to this designation.

         Section 2.02. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the President, the Treasurer, two or more directors, or by shareholder demand in accordance with
Section 2.04. Business transacted at a special meeting is limited to the purposes stated in the notice of meeting. Any business transacted at a special meeting that is not included in the stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting at or after the meeting in accordance with Section 2.06.

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         Section 2.03. Time and Place of Shareholder Meetings. Any meeting of shareholders shall be held on the date and at the time and place fixed by the President or the Board of Directors, except that a meeting called at shareholder demand pursuant to Section 2.04 shall be held in the county where the principal executive office of the corporation is located.

  Section 2.04. Demand of Regular or Special Meeting by Shareholders. If a regular meeting of shareholders has not been held during the immediately preceding fifteen months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders by written notice of demand given to the President or Treasurer of the corporation. A shareholder or shareholders holding ten percent or more of the voting shares may demand a special meeting of shareholders by written notice of demand, stating the purpose of the special meeting, given to the President or Treasurer of the corporation. Within thirty days after receipt of the demand by the President or Treasurer, the Board of Directors shall cause the President or Treasurer or Secretary to call and give notice of the regular or special meeting to be held no later than ninety days after receipt of the shareholder demand, all at the expense of the corporation. If the Board fails to cause a regular or special meeting to be called and held on shareholder demand as described in this Section, the shareholder or shareholders making the demand may call the meeting by giving notice in accordance with Section 2.05, all at the expense of the corporation.

  Section 2.05. Notice of Shareholder Meetings. Except as otherwise provided by statute, written notice of the date, time, and place of any meeting of shareholders shall be given to every holder of voting shares at such address as appears on the stock book of the corporation at least five days prior to the meeting if by mail, or two days prior to the meeting if by telex, telegram, or in person, except when the meeting is an adjourned meeting and the date, time, and place of the meeting were announced at the time of adjournment. In the case of a special meeting, the notice shall contain a statement of the purpose or purposes of the meeting.

  Section 2.06. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except when the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         Section 2.07. Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact any business which could have been transacted at the meeting originally noticed until adjournment, even though withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

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         Section 2.08. Adjourned Meeting. If a quorum is not present at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting to a day they shall, by majority vote, agree upon, and a notice of the adjournment shall be mailed to each holder of voting shares at least five days before the adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice, other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally noticed.

         Section 2.09. Voting. At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy duly authorized by written appointment and valid at the time of the meeting. Each shareholder shall have one vote for each share of stock having voting power and duly registered on the books of the corporation. Except where a greater percentage is required by statute, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present.

         Section 2.10. Voting By Class. In any case when a class or series of shares is entitled by statute or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to Section 2.09.

         Section 2.11. Action Without a Meeting. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

         Section 2.12. Record Date. The Board of Directors may fix a time, not exceeding sixty days preceding the date of any meeting of shareholders, as a record date for the determination of the holders of voting shares entitled to notice of and to vote at the meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of the period from the record date through the date of the meeting.


                                  ARTICLE III.
                                    DIRECTORS

         Section 3.01. Powers. The property, affairs, and business of the corporation shall be managed by the Board of Directors. In addition to the powers and authorities conferred upon the Board by these Bylaws, the Board may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Articles of Incorporation or by these Bylaws directed by or required to be exercised or done by the shareholders.

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         Section 3.02. Number, Qualifications, Term of Office. If the first
Board of Directors is not named in the Articles of Incorporation, the Incorporators may elect the first Board or may act as directors with all of the powers, rights, duties and liabilities of directors until directors are elected by the Incorporators or the shareholders. Thereafter, the number of directors of the corporation shall be such number as may be established from time to time by the Shareholders. The number of directors may be increased at any time by action of the Board or shareholders. Vacancies created by reason of an increase in the number of directors shall be filled in accordance with Section 3.04. The number of directors may be decreased only by resolution of the shareholders. Directors need not be shareholders. Each director shall hold office for an indefinite term, not to exceed five years, that expires at the regular meeting of shareholders next held after the director's election and until a successor is elected and has qualified, or until the earlier death, resignation, removal, or disqualification of the director.

         Section 3.03. Removal. The Board of Directors may remove any director of the corporation at any time, for cause or without cause. New directors may be elected at a meeting at which directors are removed.

         Section 3.04. Vacancies. Vacancies on the Board resulting from the death, resignation, removal, or disqualification of any director may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

         Section 3.05. Board Meetings, Notice. Meetings of the Board of Directors may be held at the day or date, time, and place, as shall be determined by the Board. If the day or date, time, and place have been announced at a previous meeting of the Board, or if a meeting schedule is adopted by the Board, no notice is required. In the absence of a designation by the Board of Directors, Board meetings shall be held at the principal executive offices of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. The President (if a director), the Chairman of the Board (if one is elected) or one-third of the number of directors then in office may call a Board meeting by giving five days notice if by mail, or two days notice if by telephone, telex, telegram, or in person, to all directors of the day or date and time of the meeting. The notice need not state the purpose of the meeting.

         Section 3.06. Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except when the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 3.07. Quorum. A majority of the directors currently holding office present at a meeting is a quorum for the transaction of business. in the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to

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transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number required for a quorum.

         Section 3.08. Voting. The Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

         Section 3.09. (a) Advance Written Consent or Opposition. Any member of the Board or a committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a director or committee member is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution if the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

         (b) Action Without Meeting. Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors were present. An action requiring shareholder approval required or permitted to be taken at a board meeting may be taken by written action signed by all of the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

         Section 3.10. Electronic Communications. A conference among directors or any committee thereof by any means of electronic communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if notice was given in accordance with Section 3.05 and if the number of directors participating in the conference constitutes a quorum. Participation in a meeting by electronic communications constitutes presence in person at the meeting.

         Section 3.11. Committees. By resolution approved by the affirmative vote of a majority of the Board of Directors, the Board may establish committees of one or more persons having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. Committee members shall be appointed by the affirmative vote of a majority of the Board of Directors. Committee members need not be directors, officers, or shareholders. A majority of the members of a committee present at a meeting constitutes a quorum for the transaction of business.

         Section 3.12. Compensation. By resolution of the Board of Directors, directors may receive compensation and expenses of attendance, if any, for their services as directors, including services on any Committee of the Board of Directors. Nothing herein contained shall be

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construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV.
                                    OFFICERS

         Section 4.01. Required Officers. The corporation shall have one or more persons exercising the functions of the offices, however designated, of President, Vice President, Treasurer and Secretary. The corporation may also have one or more Assistant Vice President, Assistant Treasurers and/or Assistant Secretaries.

         Section 4.02. Election; Term of Office; Removal. The Board of Directors shall elect a President ' Vice President, Treasurer and Secretary, and may elect such other officers as it may deem necessary for the operation and management of the corporation, each of whom shall have the duties and responsibilities incident to the offices which they hold or as determined by the Board. officers may be but need not be directors or shareholders. officers shall hold office at the will of the Board for an indefinite term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.

         Section 4.03. Multiple Offices. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

         Section 4.04. President. The President shall have general active management of the business of the corporation; when present, preside at all meetings of the Board (in the absence of a Chairman of the Board) and of the shareholders; see that all orders and resolutions of the Board are carried into effect; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board to some other officer or agent of the corporation; in the absence of a corporate secretary shall- maintain records of and, whenever necessary,, certify all proceedings of the Board and the shareholders; and perform such other duties as are prescribed by the Board.

         Section 4.05. Treasurer. The Treasurer shall, except where such duties are expressly delegated by the Board to some other officer or agent, keep accurate financial records for the corporation; deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board; render to the President and the Board, whenever requested, an account of

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all transactions by the Treasurer and of the financial condition of the corporation; and perform other duties prescribed by the Board or by the President.


                                   ARTICLE V.
                              CERTIFICATES OF STOCK

         Section 5.01. Certificates. Certificates of stock of the corporation shall be numbered and shall be entered into the books of the corporation as they are issued. Each such certificate shall exhibit the holder's name and number of shares, and shall be signed by the President and Secretary. Such signatures may be by facsimile if authorized by the Board.

         Section 5.02. Lost Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed, or wrongfully taken, shall make an affidavit in such form as the Board of Directors may require, and shall take such action as is required by Minnesota Statutes, whereupon a new certificate or equivalent uncertificated security may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken.


                                   ARTICLE VI.
                                     NOTICES

         Section 6.01. Written Notice. Whenever under the provisions of these Bylaws, written notice is required to be given to any person, such notice may be given by mail, telegram, or telex at the address designated by the person on the books of the corporation or at the last known address of the person, or when handed to the person, or when left at the office of the person with a clerk or other person in charge of the office, of if there is no one in charge, when left in a conspicuous place in the office, or if the office is closed or the person to be notified has no office, when left at the dwelling house or usual place of abode of the person with some person of suitable age and discretion then residing therein. Notice is given to the corporation when mailed or delivered to it at its registered office. Notice by mail is given when deposited in the United States mail with sufficient postage affixed.

         Section 6.02. Waiver of Notice. Whenever notice is required to be given to any director or officer of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or by statute, a waiver thereof in writing signed by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice.


                                  ARTICLE VII.
                                 INDEMNIFICATION

         Section 7.01. The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Minnesota Statutes.

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                                  ARTICLE VIII.
                                   AMENDMENTS

         Section 8.01. Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend a Bylaw to increase the number of directors.